Exhibit 99.1

PRESS RELEASE

INVESTOR CONTACT:

Lisa L. Ewbank

Synopsys, Inc.

650-584-1901

EDITORIAL CONTACT:

Yvette Huygen

Synopsys, Inc.

650-584-4547

Synopsys Posts Financial Results for

Second Quarter of Fiscal 2006

MOUNTAIN VIEW, Calif. May 17, 2006 – Synopsys, Inc. (Nasdaq:SNPS), a world leader in semiconductor design software, today reported results for its second fiscal quarter ended April 30, 2006.

For the second quarter, Synopsys reported revenue of $274.8 million, a 12 percent increase compared to $244.3 million for the second quarter of fiscal 2005.

“Synopsys has delivered another strong quarter,” said Aart de Geus, chairman and CEO of Synopsys. “Our technology continues to demonstrate strong momentum and we again executed very well against our financial goals.”

GAAP Results

On a generally accepted accounting principles (GAAP) basis, net income for the second quarter of fiscal 2006 was $5.4 million, or $0.04 per share, compared to a net loss of ($5.0) million, or ($0.03) per share, for the second quarter of fiscal 2005. GAAP net income for the current period includes employee stock-based compensation expense of $13.8 million due to the adoption of Statement of Financial Accounting Standards 123(R) (FAS 123(R))

in fiscal 2006. Net income prior to fiscal 2006 did not include employee stock-based compensation expense related to FAS 123(R).

Non-GAAP Results

On a non-GAAP basis, net income for the second quarter of fiscal 2006 was $24.5 million, or $0.17 per share, compared to non-GAAP net income of $12.7 million, or $0.09 per share, for the second quarter of fiscal 2005.

Non-GAAP net income consists of GAAP net income excluding employee stock-based compensation expense calculated in accordance with FAS 123(R) and, to the extent incurred in a particular quarter or period, amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges, and other significant items which, in the opinion of management, are infrequent or non-recurring. See “GAAP to Non GAAP Reconciliation of Second Quarter 2006 Results” below.

Financial Targets

Synopsys also announced its operating model targets for the third quarter and full fiscal year 2006. These targets constitute forward-looking information and are based on current expectations. For a discussion of factors that could cause actual results to differ materially from these targets, see “Forward-Looking Statements” below.

Third Quarter of Fiscal 2006 Targets:

•                  Revenue: $270 million - $278 million

•                  GAAP expenses: $261 million - $274 million

•                  Non-GAAP expenses: $232 million - $242 million

•                  Other income and expense: $0 million – $4 million

•                  Fully diluted outstanding shares: 144 million - 150 million

•                  Tax rate applied in non-GAAP net income calculations: 30 percent

•                  GAAP earnings: $0.02 - $0.07 per share

•                  Non-GAAP earnings: $0.17 - $0.20 per share

•                  Revenue from backlog:  more than 90 percent

Full-Year Fiscal Year 2006 Targets

•                  Revenue: $1,075 million - $1,090 million

•                  Fully diluted outstanding shares: 144 million - 150 million

•                  Tax rate applied in non-GAAP net income calculations: 31 percent

•                  GAAP earnings: $0.08 - $0.17 per share

•                  Non-GAAP earnings: $0.68 - $0.74 per share

•                  GAAP cash flow from operations:  greater than $175 million

GAAP Reconciliation

Synopsys’ management evaluates and makes operating decisions about the Company’s business operations primarily based on the bookings, revenue and direct, ongoing and recurring costs of those operations. Management does not believe amortization of intangible assets, in-process research and development charges, integration and other acquisition-related expenses, facilities and workforce realignment charges and other significant infrequent items are ongoing and recurring operating costs of its core software, intellectual property and service business operations. In addition, while employee stock-based compensation expense calculated in accordance with FAS 123(R) constitutes an ongoing and recurring expense of the Company, such expense is excluded from non-GAAP results because it is not an expense that typically requires or will require cash settlement by the Company and because such expense is not used by management to assess the core profitability of the Company’s business operations. Therefore, management adjusts the following GAAP financial measures included in this earnings release to exclude such costs, to the extent incurred in a particular quarter: total cost of revenue, gross margin, total operating expenses, operating income (loss), income (loss) before provision (benefit) for income taxes, provision (benefit) for income taxes, net income (loss) and net income (loss) per share.

For each such measure, excluding these costs provides management with more consistent, comparable information about the Company’s core profitability. For example, since the Company does not acquire businesses on a predictable cycle, management would have difficulty evaluating the Company’s profitability as measured by gross margin, operating margin, income before taxes and net income on a period-to-period basis unless it excluded acquisition-related charges. Similarly, the Company does not undertake significant restructuring or realignments on a regular basis, and, as a result, excludes associated charges in order to enable better and more consistent evaluations of the Company’s operating expenses before and after such actions are taken. Management also uses these measures to help it make budgeting decisions, for example, as between product development expenses (which affect cost of revenue and gross margin) and research and development, sales and marketing and general and administrative expenses (which affect operating expenses and operating margin). Finally, the availability of such information helps management track performance to both internal and externally communicated financial targets and to its competitors’ operating results.

Management recognizes that the use of these non-GAAP measures has certain limitations, including the fact that management must exercise judgment in determining whether certain types of charges, such as those relating to workforce reductions executed in the ordinary course, should be excluded from non-GAAP results. However, management believes that, although it is important for investors to understand GAAP measures, providing investors with these non-GAAP measures gives them additional important information to enable them to assess, in a way management assesses, Synopsys’ current and future continuing operations.

Reconciliation of Second Quarter Results

The following tables reconcile the specific items excluded from GAAP in the calculation of non-GAAP earnings per share and non-GAAP expenses for the second quarter fiscal 2006.

GAAP to Non-GAAP Reconciliation of Second Quarter Results

(in thousands, except per share amounts)

Income Statement Reconciliation (in thousands)	Three Months Ended April 30,		Six Months Ended April 30,
	2006	2005	2006	2005
GAAP net income (loss)	$5,375	$(4,972)	$7,072	$(19,297)
Adjustments:
Amortization of intangible assets	13,625	36,928	29,624	73,879
Stock-based compensation (1)	13,776	—	32,206	—
In-process research and development	—	—	800	5,700
Tax effect	(8,292)	(19,233)	(18,822)	(32,871)
Non-GAAP net income	$24,484	$12,723	$50,880	$27,411

(1) Employee stock-based compensation results from the Company’s adoption of FAS 123(R) during the first quarter of fiscal 2006.

Earnings Per Share Reconciliation	Three Months Ended April 30,		Six Months Ended April 30,
	2006	2005	2006	2005
GAAP earnings (loss) per share	$0.04	$(0.03)	$0.05	$(0.13)
Adjustments:
Amortization of intangible assets	0.09	0.25	0.20	0.51
Stock-based compensation (1)	0.09	—	0.22	—
In-process research and development	—	—	0.01	0.04
Tax effect	(0.05)	(0.13)	(0.13)	(0.23)
Non-GAAP earnings per share	$0.17	$0.09	$0.35	$0.19

Shares used in calculation	146,010	144,801	146,491	145,429

(1) Employee stock-based compensation results from the Company’s adoption of FAS 123(R) during the first quarter of fiscal 2006.

Reconciliation of Estimated Target Operating Results

The following tables reconcile the specific items excluded from GAAP in the calculation of target non-GAAP operating results for the periods indicated below:

GAAP to Non-GAAP Reconciliation of Third Quarter Fiscal Year 2006 Targets

(in thousands, except per share data)

	Range for Three Months Ending July 31, 2006
	Low	High
Target GAAP expenses	$261,000	$274,000
Adjustment:
Estimated impact of amortization of intangible assets	(13,000)	(14,000)
Estimated impact of stock compensation expense (1)	(16,000)	(18,000)
Target non-GAAP expenses	$232,000	$242,000

(1)               Employee stock-based compensation results from the Company’s adoption of FAS 123(R) during the first quarter of fiscal 2006.

	Range for Three Months Ending July 31, 2006
	Low	High
Target GAAP earnings (loss) per share	$0.02	$0.07
Adjustment:
Estimated impact of amortization of intangible assets	0.10	0.09
Estimated impact of stock-based compensation (1)	0.12	0.11
Net non-GAAP tax effect	(0.07)	(0.07)
Target non-GAAP earnings per share	$0.17	$0.20

Shares used in non-GAAP calculation (midpoint of target range)	147,000	147,000

(1)               Employee stock-based compensation results from the Company’s adoption of FAS 123(R) during the first quarter of fiscal 2006.

GAAP to Non-GAAP Reconciliation of Fiscal Year 2006 Targets

	Range for Fiscal Year Ending October 31, 2006
	Low	High
Target GAAP earnings per share	$0.08	$0.17
Adjustment:
Estimated impact of amortization of intangible assets	0.39	0.38
Estimated impact of stock-based compensation (1)	0.47	0.44
Net non-GAAP tax effect	(0.26)	(0.25)
Target non-GAAP earnings per share	$0.68	$0.74

Shares used in non-GAAP calculation (midpoint of target range)	147,000	147,000

(1)               Employee stock-based compensation results from the Company’s adoption of FAS 123(R) during the first quarter of fiscal 2006.

Additional Financial Information Available on Synopsys Website

In connection with this earnings release, Synopsys is making available to investors supplemental financial information which can be found on Synopsys’ website at http://www.synopsys.com/corporate/invest/finsupp/q206.pdf. Synopsys currently intends to provide this information on a quarterly basis.

Earnings Call Open to Investors

Synopsys will hold a conference call for financial analysts and investors today at 2:00 p.m., Pacific Time. A live webcast of the call will be available at Synopsys’ corporate website at http://www.synopsys.com/corporate/invest/invest.html. A recording of the call will be available by calling 1-800-475-6701 (320-365-3844 for international callers), access code 827525, beginning at 5:30 p.m. Pacific Time today. A webcast replay will also be available at http://www.synopsys.com/corporate/invest/invest.html from approximately 5:30 p.m. Pacific Time today through to the time Synopsys announces its results for the third quarter of fiscal 2006 in August 2006. In addition, Synopsys will post copies of the prepared remarks of Aart de Geus, chairman and chief executive officer, and Brian Beattie, chief financial officer, on its website following the call.

Effectiveness of Information

The targets included in this release, the statements made during the earnings conference call and the information contained in the financial supplement represent Synopsys’ expectations and beliefs as of the date of this release only. Although this press release, copies of the prepared remarks of the chief executive officer and chief financial officer made during the call and the financial supplement will remain available on Synopsys’ website through the date of the third quarter earnings call in August 2006, their continued availability through such date does not mean that Synopsys is reaffirming or confirming their continued validity. Synopsys does not currently intend to report on its progress during the third quarter of fiscal 2006 or comment to analysts or investors on, or otherwise update, the targets given in this earnings release until it releases such results in August 2006.

Availability of Final Financial Statements

Synopsys will include final financial statements for the second quarter of fiscal 2006 in its Quarterly Report on Form 10-Q to be filed in June 2006.

About Synopsys

Synopsys, Inc. (Nasdaq:  SNPS) is a world leader in electronic design automation (EDA) software for semiconductor design. The company delivers technology-leading semiconductor design and verification platforms and IC manufacturing software products to the global electronics market, enabling the development and production of complex systems-on-chips. Synopsys also provides intellectual property and design services to simplify the design process and accelerate time-to-market for its customers. Synopsys is headquartered in Mountain View, California and has offices in more than 60 locations throughout North America, Europe, Japan and Asia. Visit Synopsys online at http://www.synopsys.com/.

Forward-Looking Statements

The statements made in this press release regarding projected financial results in the sections entitled “Financial Targets,” and “Reconciliation of Estimated Target Operating Results” and certain statements made in the earnings conference call are forward-looking statements within the meaning of the safe harbor provisions of Section 21E of the Securities Exchange Act of 1934. Actual results could differ materially from those described by these statements due to a number of uncertainties, including, but not limited to:

•                  weakness or continued budgetary caution in the semiconductor or electronics industries;

•                  lower-than-expected research and development spending by semiconductor and electronic systems companies;

•                  competition in the market for Synopsys’ products and services;

•                  lower-than-anticipated new IC design starts;

•                  lower-than-anticipated purchases or delays in purchases of software or consulting services by Synopsys’ customers, including delays in the renewal, or non-renewal, of Synopsys’ license arrangements with major customers;

•                  unexpected changes in the mix of time-based licenses and upfront licenses;

•                  lower-than-expected bookings of licenses on which revenue is recognized upfront;

•                  failure of our cost control efforts to result in the anticipated savings;

•                  failure to successfully develop additional intellectual property blocks for its IP business or to develop and integrate its design for manufacturing products;

•                  difficulties in the integration of the products and operations of acquired companies or assets into Synopsys’ products and operations;

•                  downward pressure on maintenance orders, adversely affecting Synopsys’ future level of service revenue; and

•                  changes in the anticipated amount of employee stock-based compensation recognized on the Company’s financial statements.

In addition, Synopsys’ actual operating expenses and earnings per share on a GAAP basis for the fiscal quarter ending July 31, 2006 and actual earnings per share and operating cash flow on a GAAP basis for fiscal year 2006 could differ materially from the targets stated under “Financial Targets” above for a number of reasons, including (i) a determination by Synopsys that any portion of its goodwill or intangible assets have become impaired, (ii) application of the actual consolidated GAAP tax rate for such periods, (iii) integration and other acquisition-related expenses, amortization of additional intangible assets associated with future acquisitions, if any, (iv) increases or decreases in employee stock-based compensation expense caused by employee terminations or otherwise, and (vi) increases or decreases to estimated capital expenditures.

For further discussion of these and other factors that may cause results to differ from those projected in this release, readers are referred to the reports which Synopsys has filed with the Securities and Exchange Commission (SEC), and which are available at www.sec.gov, particularly the information contained in the section of Part I, Item 2 of Synopsys’ Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2006 filed with the SEC on March 9, 2006 entitled “Factors That May Affect Future Results.”   Synopsys is under no obligation to (and expressly disclaims any such obligation to) update or alter any of the forward-looking statements made in this earnings release, the conference call or the financial supplement whether as a result of new information, future events or otherwise, unless otherwise required by law.

#######

Synopsys is a registered trademark of Synopsys, Inc. Any other trademarks mentioned in this release are the intellectual property of their respective owners.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Operations (1)

(in thousands, except per share data)

	Three Months Ended April 30, 2006			Three Months Ended April 30, 2005
	GAAP	Adjustments (2)	Non-GAAP	GAAP	Adjustments (2)	Non-GAAP
Revenue:
Time-based license	$209,417	—	$209,417	$175,781	—	$175,781
Upfront license	25,959	—	25,959	17,183	—	17,183
Maintenance and service	39,403	—	39,403	51,375	—	51,375
Total revenue	274,779	—	274,779	244,339	—	244,339
Cost of revenue:
License	32,457	(1,330)	31,127	23,245	(44)	23,201
Maintenance and service	16,904	(728)	16,176	18,446	(23)	18,423
Amortization of intangible assets	6,494	(6,494)	—	28,032	(28,032)	—
Total cost of revenue	55,855	(8,552)	47,303	69,723	(28,099)	41,624
Gross margin	218,924	8,552	227,476	174,616	28,099	202,715
Operating expenses:
Research and development	91,296	(6,385)	84,911	80,350	(325)	80,025
Sales and marketing	85,725	(3,722)	82,003	80,916	(137)	80,779
General and administrative	26,661	(1,611)	25,050	25,343	(32)	25,311
Amortization of intangible assets	7,131	(7,131)	—	8,335	(8,335)	—
Total operating expenses	210,813	(18,849)	191,964	194,944	(8,829)	186,115
Operating income (loss)	8,111	27,401	35,512	(20,328)	36,928	16,600
Other income, net	1,032	—	1,032	1,322	—	1,322
Income (loss) before provision (benefit) for income taxes	9,143	27,401	36,544	(19,006)	36,928	17,922
Provision (benefit) for income taxes	3,768	8,292	12,060	(14,034)	19,233	5,199
Net income (loss)	$5,375	$19,109	$24,484	$(4,972)	$17,695	$12,723

Net income (loss) per share:
Basic	$0.04		$0.17	$(0.03)		$0.09
Diluted	$0.04		$0.17	$(0.03)		$0.09

Shared used in computing per share amounts:
Basic	143,352		143,352	144,801		144,801
Diluted	146,010		146,010	144,801		145,684

(1)          Synopsys’ second quarter ends on the Saturday nearest to April 30. For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

(2)          Adjustments consist of stock-based compensation and related tax effect under FAS 123(R) and, to the extent incurred, amortization of intangible assets, in-process research and development charges, integration and other significant items, which in the opinion of management are extraordinary. Pre-tax income for the three months ended April 30, 2006 includes total stock-based compensation for its employees of $13.8 million as follows: cost of revenue $2.1 million; research & development $6.4 million; sales & marketing $3.7 million; general & administrative $1.6 million. As of April 30, 2005, no FAS 123(R) stock-based compensation was recorded.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Operations (1)

(in thousands, except per share data)

	Six Months Ended April 30, 2006			Six Months Ended April 30, 2005
	GAAP	Adjustments (2)	Non-GAAP	GAAP	Adjustments (2)	Non-GAAP
Revenue:
Time-based license	$420,527	—	$420,527	$362,065	—	$362,065
Upfront license	34,326	—	34,326	27,981	—	27,981
Maintenance and Service	80,115	—	80,115	95,597	—	95,597
Total revenue	534,968	—	534,968	485,643	—	485,643
Cost of revenue:
License	62,446	(2,949)	59,497	48,135	(87)	48,048
Maintenance and service	33,477	(1,584)	31,893	35,498	(46)	35,452
Amortization of intangible assets	15,153	(15,153)	—	56,065	(56,065)	—
Total cost of revenue	111,076	(19,686)	91,390	139,698	(56,198)	83,500
Gross margin	423,892	19,686	443,578	345,945	56,198	402,143
Operating expenses:
Research and development	178,900	(14,534)	164,366	153,607	(665)	152,942
Sales and marketing	162,914	(8,431)	154,483	165,045	(276)	164,769
General and administrative	57,465	(4,708)	52,757	50,348	(64)	50,284
In-process research and development	800	(800)	—	5,700	(5,700)	—
Amortization of intangible assets	14,471	(14,471)	—	16,676	(16,676)	—
Total operating expenses	414,550	(42,944)	371,606	391,376	(23,381)	367,995
Operating income (loss)	9,342	62,630	71,972	(45,431)	79,579	34,148
Other income, net	2,827	—	2,827	7,271	—	7,271
Income (loss) before provision (benefit) for income taxes	12,169	62,630	74,799	(38,160)	79,579	41,419
Provision (benefit) for income taxes	5,097	18,822	23,919	(18,863)	32,871	14,008
Net income (loss)	$7,072	$43,808	$50,880	$(19,297)	$46,708	$27,411

Net income (loss) per share:
Basic	$0.05		$0.35	$(0.13)		$0.19
Diluted	$0.05		$0.35	$(0.13)		$0.19

Shared used in computing per share amounts:
Basic	144,172		144,172	145,429		145,429
Diluted	146,491		146,491	145,429		146,340

(1)          Synopsys’ second quarter ends on the Saturday nearest to April 30. For presentation purposes, the Unaudited Condensed Consolidated Statements of Operations refer to a calendar month end.

(2)          Adjustments consist of stock-based compensation and related tax effect under FAS 123(R) and, to the extent incurred, amortization of intangible assets, in-process research and development charges, integration and other significant items, which in the opinion of management are extraordinary. Pre-tax income for the six months ended April 30, 2006 includes total stock-based compensation for its employees of $32.2 million as follows: cost of revenue $4.5 million; research & development $14.5 million; sales & marketing $8.4 million; general & administrative $4.8 million. As of April 30, 2005, no FAS 123(R) stock-based compensation was recorded.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Balance Sheets (1)

(in thousand, except par value amounts)

	April 30, 2006 (2)	October 31, 2005
ASSETS:
Current assets:
Cash and cash equivalents	$294,931	$404,436
Short-term investments	239,609	182,070
Total cash, cash equivalents and short-term investments	534,540	586,506
Accounts receivable, net	138,325	100,178
Deferred income taxes	196,176	195,501
Income taxes receivable	48,223	48,370
Prepaid expenses and other current assets	23,173	16,924
Total current assets	940,437	947,479
Property and equipment, net	166,805	170,195
Long-term investments	6,542	8,092
Goodwill, net	735,175	728,979
Intangible assets, net	124,021	142,519
Long-term deferred income taxes	90,174	82,384
Other assets	68,606	61,828
Total assets	$2,131,760	$2,141,476

LIABILITIES AND STOCKHOLDERS’ EQUITY:
Current liabilities:
Accounts payable and accrued liabilities	$169,006	$231,359
Accrued income taxes	172,232	169,632
Deferred revenue	477,449	415,689
Total current liabilities	818,687	816,680
Deferred compensation and other liabilities	71,915	63,841
Long-term deferred revenue	42,683	42,019
Stockholders’ equity:
Preferred stock, $0.01 par value: 2,000 shares authorized; none outstanding	—	—
Common stock, $0.01 par value: 400,000 shares authorized; 143,833 and 145,897 shares outstanding, respectively	1,438	1,459
Capital in excess of par value	1,293,783	1,263,952
Retained earnings	168,774	171,108
Treasury stock, at cost: 13,345 and 11,259 shares, respectively	(250,251)	(199,482)
Deferred stock compensation	—	(2,100)
Accumulated other comprehensive loss	(15,269)	(16,001)
Total stockholders’ equity	1,198,475	1,218,936
Total liabilities and stockholders’ equity	$2,131,760	$2,141,476

(1)          The Company’s second quarter and fiscal year ends on the Saturday nearest to April 30 and October 31, respectively. For presentation purposes, the Unaudited Condensed Consolidated Balance Sheets refer to a calendar month end.

(2)          During the six months ended April 30, 2006, Synopsys completed the acquisition of HPL Technologies, Inc. and completed the final valuation analysis of the tangible and identifiable intangible assets and liabilities.

SYNOPSYS, INC.

Unaudited Condensed Consolidated Statements of Cash Flows (1)

(in thousands)

	Six Months Ended April 30,
	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$7,072	$(19,297)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Amortization and depreciation	57,974	101,112
Stock-based compensation	32,333	—
In-process research and development	800	5,700
Deferred income taxes	70	(23,220)
Write-down of long-term assets	1,336	2,564
Provision for (reduction to) doubtful accounts	375	(2,757)
Net change in deferred gains and losses on cash flow hedges	93	(9,739)
Gain (loss) on sale of short and long-term investment	20	322
Net changes in operating assets and liabilities, net of acquired assets and liabilities assumed:
Accounts receivable	(37,501)	7,182
Income taxes receivable	—	62
Prepaid expenses and other current assets	(6,051)	(2,502)
Other assets	(6,905)	(7,484)
Accounts payable and accrued liabilities	(67,276)	(14,065)
Accrued income taxes	(4,374)	(4,703)
Deferred revenue	61,315	89,556
Deferred compensation and other liabilities	7,397	7,877
Net cash provided by operating activities	46,678	130,608

CASH FLOWS FROM INVESTING ACTIVITIES:
Cash paid for acquisitions, net of cash received	(11,894)	(91,293)
Proceeds from sales and maturities of short-term investments	136,093	201,800
Purchases of short-term investments	(194,084)	(151,410)
Purchases of long-term investments	(1,539)	—
Purchases of property and equipment	(23,136)	(21,436)
Capitalization of software development costs	(1,523)	(1,476)
Net cash used in investing activities	(96,083)	(63,815)

CASH FLOWS FROM FINANCING ACTIVITIES:
Issuances of common stock	38,428	17,208
Purchases of treasury stock	(99,026)	(85,139)
Net cash used in financing activities	(60,598)	(67,931)
Effect of exchange rate changes on cash and cash equivalents	498	(2,442)
Net (decrease) increase in cash and cash equivalents	(109,505)	(3,580)
Cash and cash equivalents, beginning of period	404,436	346,709
Cash and cash equivalents, end of period	$294,931	$343,129

(1)          Synopsys’ second quarter ends on the Saturday nearest to April 30. For presentation purposes, the Unaudited Condensed Consolidated Statements of Cash Flows refer to a calendar month end.